As filed with the Securities and Exchange Commission on January 31, 2019
File No. 811-23232

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 5	☒

HARTFORD FUNDS MASTER FUND

(Exact Name of Registrant as Specified in Charter)

690 Lee Road, Wayne, Pennsylvania 19087
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (610) 386-4068

Thomas R. Phillips, Esquire
Hartford Funds Management Company, LLC
690 Lee Road

Wayne, Pennsylvania 19087
(Name and Address of Agent for Service)

Copy to:
John V. O’Hanlon, Esquire
Dechert LLP
One International Place, 40th Floor
100 Oliver Street
Boston, Massachusetts 02110-2605

Explanatory Note:  This Amendment No. 5 to the Registration Statement of Hartford Funds Master Fund (the “Registrant”) on Form N-1A incorporates by reference Part A and Part B as filed in Amendment No. 3 to the Registrant’s Registration Statement under the Investment Company Act of 1940, as amended (“1940 Act”), on February 28, 2018 (Accession No. 0001144204-18-011698) and the supplement to Part B as filed in Amendment No. 4 to the Registrant’s Registration Statement under the 1940 Act on May 15, 2018 (Accession No. 0001144204-18-028573). This Amendment No. 5 is being filed to amend and supplement certain information contained in Parts A and B.

JANUARY 31, 2019

SUPPLEMENT TO

GLOBAL IMPACT MASTER PORTFOLIO

PROSPECTUS DATED FEBRUARY 28, 2018 AND STATEMENT OF ADDITIONAL INFORMATION
DATED FEBRUARY 28, 2018, AS SUPPLEMENTED MAY 15, 2018

This Supplement contains new and additional information and should be read in connection with your Prospectus and Statement of Additional Information (“SAI”). Interests in the Global Impact Master Portfolio (“Portfolio”) are not registered under the Securities Act of 1933 (the “1933 Act”) because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by “accredited investors” within the meaning of Regulation D under the 1933 Act. This Supplement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Portfolio to the public.

Effective immediately, Part A and Part B are hereby supplemented as follows:

Effective immediately, R. Patrick Kent, CFA, CMT, no longer serves as a portfolio manager to the Portfolio. Accordingly, all references to Mr. Kent in the above referenced Prospectus and SAI are deleted in their entirety. Eric M. Rice, PhD will continue to serve as a portfolio manager to the Portfolio.

This Supplement should be retained with your Prospectus and SAI for future reference.

PART C

OTHER INFORMATION

Item 28. Exhibits

a.(i)	Certificate of Trust dated October 25, 2016 (incorporated by reference to the initial Registration Statement on Form N-1A (File No. 811-23232) filed on February 24, 2017)

a.(ii)	Certificate of Amendment to the Certificate of Trust dated January 5, 2017 (incorporated by reference to the initial Registration Statement on Form N-1A (File No. 811-23232) filed on February 24, 2017)

a.(iii)	Agreement and Declaration of Trust (incorporated by reference to the initial Registration Statement on Form N-1A (File No. 811-23232) filed on February 24, 2017)

b.	By-Laws (incorporated by reference to the Post-Effective Amendment No. 3 to Registration Statement on Form N-1A (File No. 811-23232) filed on February 28, 2018)

c.	Not Applicable

d.(i)	Investment Management Agreement with Hartford Funds Management Company, LLC (incorporated by reference to the Post-Effective Amendment No. 3 to Registration Statement on Form N-1A (File No. 811-23232) filed on February 28, 2018)

d.(ii)	Investment Sub-Advisory Agreement with Wellington Management Company LLP (incorporated by reference to the Post-Effective Amendment No. 3 to Registration Statement on Form N-1A (File No. 811-23232) filed on February 28, 2018)

e.	Form of Private Placement Agency Contract with Hartford Funds Distributors, LLC (incorporated by reference to the initial Registration Statement on Form N-1A (File No. 811-23232) filed on February 24, 2017)

f.	Not Applicable

g.(i).a	Custodian Agreement with State Street Bank and Trust Company (incorporated by reference to the Post-Effective Amendment No. 3 to Registration Statement on Form N-1A (File No. 811-23232) filed on February 28, 2018)

g.(i).b	Amendment One to the Custodian Agreement with State Street Bank and Trust Company (incorporated by reference to the Post-Effective Amendment No. 3 to Registration Statement on Form N-1A (File No. 811-23232) filed on February 28, 2018)
h.(i).a	Fund Accounting Agreement with Hartford Funds Management Company dated December 31, 2014 (incorporated by reference to Exhibit h.(iii).a of The Hartford Mutual Fund, Inc.’s Post-Effective Amendment No. 137 to Registration Statement on Form N-1A (File No. 333-02381) filed on February 27, 2015)

h.(i).b	Form of Amendment One to Fund Accounting Agreement (incorporated by reference to Exhibit h.(iii).b of The Hartford Mutual Fund, Inc.’s Post-Effective Amendment No. 140 to Registration Statement on Form N-1A (File No. 333-02381) filed on May 28, 2015)

h.(i).c	Amendment Two to Fund Accounting Agreement (incorporated by reference to Exhibit h.(iii).c of The Hartford Mutual Fund, Inc.’s Post-Effective Amendment No. 143 to Registration Statement on Form N-1A (File No. 333-02381) filed on December 22, 2015)

h.(i).d	Amendment Three to Fund Accounting Agreement (incorporated by reference to Exhibit h.(iii.).d of The Hartford Mutual Fund, Inc.’s Post-Effective Amendment No. 144 to Registration Statement on Form N-1A (File No. 333-02381) filed on February 29, 2016)
h.(i).e	Amendment Four to Fund Accounting Agreement (incorporated by reference to Exhibit h.(iii).e of The Hartford Mutual Fund, Inc.’s Post-Effective Amendment No. 149 to Registration Statement on Form N-1A (File No. 333-02381) filed on December 8, 2016)

h.(i).f	Amendment Five to Fund Accounting Agreement (incorporated by reference to Exhibit h.(iii).f of The Hartford Mutual Fund, Inc.’s Post-Effective Amendment No. 150 to Registration Statement on Form N-1A (File No. 333-02381) filed on December 27, 2016)

h.(i).g	Amendment Six to Fund Accounting Agreement (incorporated by reference to the initial Registration Statement on Form N-1A (File No. 811-23232) filed on February 24, 2017)

h.(ii)	Form of Participation Agreement (incorporated by reference to the initial Registration Statement on Form N-1A (File No. 811-23232) filed on February 24, 2017)

h.(iii)	Form of Global Securities Lending Agency Agreement (incorporated by reference to the Post-Effective Amendment No. 3 to Registration Statement on Form N-1A (File No. 811-23232) filed on February 28, 2018)

i.	Not Applicable

j.	Not Applicable

k.	Not Applicable

l.	Not Applicable

m.	Not Applicable

n.	Not Applicable

o.	Not Applicable

p.(i)	Code of Ethics of Hartford Funds Master Fund, Hartford Funds Management Company, LLC and Hartford Funds Distributors, LLC (incorporated by reference to the Post-Effective Amendment No. 3 to Registration Statement on Form N-1A (File No. 811-23232) filed on February 28, 2018)

p. (ii)	Code of Ethics of Wellington Management Company LLP dated July 1, 2016 (incorporated by reference to the initial Registration Statement on Form N-1A (File No. 811-23232) filed on February 24, 2017)

q.	Power of Attorney dated November 6, 2018 (filed herewith)

Item 29. Persons Controlled by or Under Common Control with Registrant

None

Item 30. Indemnification

Reference is made to the subsections of Article X of the Agreement and Declaration of Trust (“Declaration”) for the Registrant (also, the “Trust”).  All section references below are to those contained in the Declaration.

Indemnification and Advancement of Expenses. Subject to the exceptions and limitations contained in Section 10.5 of the Declaration, every person who is, or has been, a Trustee, officer, or employee of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”), shall be indemnified by the Trust or the applicable Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof. No indemnification shall be provided hereunder to a Covered Person to the extent such indemnification is prohibited by applicable federal law. The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Subject to applicable federal law, expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under Section 10.5 of the Declaration shall be advanced by the Trust or the applicable Series prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under Section 10.5 of the Declaration. To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification. As used in Section 10.5 of the Declaration, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, demands, actions, suits, investigations, regulatory inquiries, proceedings or any other occurrence of a similar nature, whether actual or threatened and whether civil, criminal, administrative or other, including appeals, and the words “liability” and “expenses” shall include without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

Further Indemnification.  Nothing contained in the Declaration shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person.  Without limiting the foregoing, the Trust may, in connection with the acquisition of assets subject to liabilities pursuant to Section 4.2 of the Declaration or a merger or consolidation pursuant to Section 11.2 of the Declaration, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article X.

Amendments and Modifications.  Without limiting the provisions of Section 12.1(b) of the Declaration, in no event will any amendment, modification or change to the provisions of the Declaration or the By-Laws adversely affect in any manner the rights of any Covered Person to (a) indemnification under Section 10.5 of the Declaration in connection with any proceeding in which such Covered Person becomes involved as a party or otherwise by virtue of being or having been a Trustee, officer or employee of the Trust or (b) any insurance payments under policies maintained by the Trust, in either case with respect to any act or omission of such Covered Person that occurred or is alleged to have occurred prior to the time such amendment, modification or change to the Declaration or the By-Laws.

The Registrant’s various agreements with its service providers provide for indemnification.

Item 31. Business and Other Connections of Investment Adviser

Hartford Funds Management Company, LLC (“HFMC”) serves as investment adviser to Hartford Funds Master Fund. The executive officers of HFMC are listed in the investment adviser registration on Form ADV for HFMC (File No. 801-77209) and are hereby incorporated herein by reference thereto.  The business and other connections of a substantial nature of each executive officer are given below.

Name	Position with HFMC (1)	Other Business
James E. Davey	Senior Managing Director, Chairman of the Board, President and Manager	Executive Vice President of The Hartford Financial Services Group, Inc. (2) (“The Hartford”); Senior Managing Director, Chairman of the Board and Manager of Hartford Funds Distributors, LLC (3) (“HFD”); President, Senior Managing Director, Director and Chairman of the Board of Hartford Administrative Services Company (4) (“HASCO”); President, Director, Chairman and Senior Managing Director of the Hartford Funds Management Group, Inc. (5) (“HFMG”); and President, Chairman of the Board and Manager of Lattice Strategies LLC (6) (“Lattice”)
Walter F. Garger	Secretary, Managing Director and General Counsel	Secretary, Managing Director and General Counsel of HFD, HASCO and HFMG; and Secretary and General Counsel of Lattice
Vernon J. Meyer	Chief Investment Officer and Managing Director	Managing Director of HFMG
Gregory A. Frost	Managing Director, Chief Financial Officer and Manager	Director, Managing Director and Chief Financial Officer of HASCO; Manager, Managing Director and Chief Financial Officer of HFD; Managing Director and Chief Financial Officer of HFMG; and Chief Financial Officer, Assistant Treasurer and Manager of Lattice
Joseph G. Melcher	Executive Vice President and Chief Compliance Officer	Executive Vice President of HASCO and HFMG; Executive Vice President and Chief Compliance Officer of Lattice; and President, Chief Executive Officer and Executive Vice President of HFD
Anita Baldwin	Vice President	Vice President of HFMG
Shannon O’Neill	Vice President and Controller	Vice President and Controller of HASCO and HFMG; Financial and Operations Principal, Vice President and Controller of HFD
Michael J. Fixer	Assistant Vice President and Assistant Treasurer	Assistant Treasurer and Assistant Vice President of HASCO, HFD, Hartford Life, Inc. (7) (“HLI”), The Hartford, HFMG and Lattice
Sarah J. Harding	Assistant Secretary	Assistant Secretary of HLI, HASCO, HFD, Hartford Investment Management Company (8) (“HIMCO”), HFMG and Lattice
Terence Shields	Assistant Secretary	Assistant Secretary of HFD, HFMG, HLI and Lattice; and Vice President and Assistant Corporate Secretary of The Hartford
Audrey E. Hayden	Assistant Secretary	Assistant Secretary of HASCO, HFD, HFMG, HIMCO, HLI and Lattice
Holly P. Seitz	Assistant Secretary	Assistant Secretary of HFMG, HASCO, HIMCO, HFD and Lattice
Simone Parillo	Assistant Secretary	Assistant Secretary of HFMG, HASCO, HIMCO, HFD and Lattice
Michael R. Chesman	Senior Vice President and Director of Taxes	Director of Taxes and Senior Vice President of HASCO, HFD, HFMG, The Hartford, HIMCO, HLI and Lattice
Keith R. Percy	Vice President	Vice President of HFD, HFMG, HASCO, HIMCO and Lattice
Allison Z. Mortensen	Vice President	Vice President of HFMG
Sabra R. Purtill	Treasurer	Treasurer and Senior Vice President of HASCO, HLI, and The Hartford; and Treasurer of Lattice, HIMCO, HFMG and HFD
Eapen A. Chandy	Assistant Vice President and Assistant Treasurer	Assistant Vice President and Assistant Treasurer of HASCO, HFD, HFMG, HLI, Lattice and The Hartford
Gissell Martinez	Assistant Secretary	Assistant Secretary of HASCO, HFD, HFMG, and Lattice
Jeffrey T. Coghan	Senior Vice President	Senior Vice President of HFD and HFMG
Elizabeth L. Kemp	Assistant Secretary	Assistant Secretary of HFD and Lattice

(1) The principal business address for HFMC is 690 Lee Road, Wayne, PA 19087.

(2) The principal business address for The Hartford is One Hartford Plaza, Hartford, CT 06155.

(3)  The principal business address for HFD is 690 Lee Road, Wayne, PA 19087.

(4) The principal business address for HASCO is 690 Lee Road, Wayne, PA 19087.

(5) The principal business address for HFMG is 690 Lee Road, Wayne, PA 19087.

(6) The principal business address for Lattice is 101 Montgomery Street, 27th Floor, San Francisco, CA 94104.

(7)  The principal business address for HLI is One Hartford Plaza, Hartford, CT 06155.

(8) The principal business address for HIMCO is One Hartford Plaza, Hartford, CT 06155.

Wellington Management Company LLP (“Wellington Management”) serves as sub-adviser to the series of the Registrant. The executive officers of Wellington Management are listed in the investment adviser registration on Form ADV for Wellington Management (File No. 801-15908) and are hereby incorporated herein by reference thereto. The business and other connections of a substantial nature of each executive officer are given below.

Name	Title
Cynthia M. Clarke	Senior Managing Director and General Counsel, Wellington Management Company LLP
John D. Norberg	Senior Managing Director and Chief Compliance Officer, Wellington Management Company LLP
Edward J. Steinborn	Senior Managing Director and Chief Financial Officer, Wellington Management Company LLP
Brendan J. Swords	Chairman, Chief Executive Officer, Wellington Management Company LLP

Item 32.  Principal Underwriters

(a)	Hartford Funds Distributors, LLC (“HFD”) serves as the principal underwriter for the series of the Registrant and is an indirect subsidiary of The Hartford Financial Services Group, Inc. HFD is also the principal underwriter for the series of The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc.
(b)	The directors and principal officers of HFD and their position with the Registrant are as follows:

Name and Principal Business Address*	Positions and Offices with Underwriter	Position and Offices with Registrant
John F. Brennan	Senior Vice President	None
Eapen A. Chandy**	Assistant Vice President and Assistant Treasurer	None
Michael R. Chesman**	Director of Taxes and Senior Vice President	None
Jeffrey T. Coghan	Senior Vice President	None
James E. Davey	Chairman of the Board, Senior Managing Director and Manager	Director, President and Chief Executive Officer
Andrew S. Decker	AML Officer	AML Compliance Officer
Michael J. Fixer**	Assistant Vice President and Assistant Treasurer	None
Gregory A. Frost	Chief Financial Officer, Managing Director and Manager	None
Walter F. Garger	General Counsel, Managing Director and Secretary	Chief Legal Officer
Sarah J. Harding**	Assistant Secretary	None
Audrey E. Hayden**	Assistant Secretary	None
David S. Hescheles	Senior Vice President	None
Keraya S. Jefferson	Chief Compliance Officer and Vice President	None
Elizabeth L. Kemp**	Assistant Secretary	None
Gissell Martinez**	Assistant Secretary	None
Joseph G. Melcher	President, Chief Executive Officer and Executive Vice President	Vice President and Chief Compliance Officer
Shannon O’Neill	Controller, Vice President and Financial and Operations Principal (FINOP)	None
Simone Parillo**	Assistant Secretary	None
Keith R. Percy**	Vice President	None
Sabra R. Purtill**	Treasurer	None
Laura S. Quade	Vice President	Vice President
Holly P. Seitz**	Assistant Secretary	None
Terence Shields**	Assistant Secretary	None
Martin A. Swanson	Chief Marketing Officer and Managing Director	None

* Unless otherwise indicated, principal business address is 690 Lee Road, Wayne, PA 19087.

** Principal business address is One Hartford Plaza, Hartford, CT 06115.

(c)	Not Applicable

Item 33.  Location of Accounts and Records

Books or other documents required to be maintained by the Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are maintained by the Registrant’s custodian, sub-administrator, and sub-fund accounting agent, State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111, and the Registrant’s investment manager, Hartford Funds Management Company, LLC, 690 Lee Road, Wayne, PA 19087.  Registrant’s corporate records are maintained at Hartford Funds Management Company, LLC, 690 Lee Road, Wayne, PA 19087, and its financial ledgers are maintained at State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111.

Item 34.  Management Services

Not Applicable

Item 35.  Undertakings

Not Applicable

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the city of Wayne, and Commonwealth of Pennsylvania, on the 31st day of January 2019.

HARTFORD FUNDS MASTER FUND

By:	/s/ James E. Davey*
James E. Davey
President

*By:	/s/ Thomas R. Phillips
Thomas R. Phillips, Attorney-In-Fact
(Pursuant to Power of Attorney (filed herewith))

EXHIBIT INDEX

Exhibit No.	Description
q.	Power of Attorney dated November 6, 2018